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                                                                    EXHIBIT 11.1

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



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

(In thousands, except per share data)
                                                   Year Ended November 30,
                                              ----------------------------------
                                               1997           1996        1995
                                              -------       -------      -------

PRIMARY
-------

Weighted average number of common and
  common equivalent shares outstanding:
Common stock                                   12,112        12,823       12,674
Common equivalent shares resulting from
  stock options (treasury stock method)            --           399          831
                                              -------       -------      -------
Total                                          12,112        13,222       13,505
                                              =======       =======      =======

Net income (loss)                             $(1,607)      $ 5,497      $16,684
                                              =======       =======      =======

Income (loss) per common share                $ (0.13)      $  0.42      $  1.24
                                              =======       =======      =======



FULLY-DILUTED
-------------

Weighted average number of common and
  common equivalent shares outstanding:
Common stock                                   12,112        12,823       12,674
Common equivalent shares resulting from
  stock options (treasury stock method)            --           445          954
                                              -------       -------      -------
Total                                          12,112        13,268       13,628
                                              =======       =======      =======

Net income (loss)                             $(1,607)      $ 5,497      $16,684
                                              =======       =======      =======

Income (loss) per common share                $ (0.13)      $  0.41      $  1.22
                                              =======       =======      =======

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